EXHIBIT 99.1

First Security Group, Inc. Reports Third Quarter Net Income of $4.3 Million, Up 403 Percent

CHATTANOOGA, Tenn., Oct. 18, 2005 (PRIMEZONE) -- First Security Group, Inc. (Nasdaq:FSGI), a community bank holding company serving middle and eastern Tennessee and northern Georgia, today reported results for the third quarter and nine months of 2005.

 -- Net income for the quarter was $4.3 million, an increase of
    402.7% over the third quarter of 2004; excluding an
    extraordinary gain of $2.4 million after-tax, net income was
    $1.9 million, up 124.4%; further excluding non-recurring expenses totaling $342 thousand after-tax, net operating income was $2.3 million, an increase of 164.3%.

 -- Diluted net income per share was $0.28, an increase of 300.0%
    over the prior-year third quarter; excluding the extraordinary gain, diluted net income per share was $0.12, up 71.4%; further excluding non-recurring expenses, diluted net operating income per share was $0.14, up 100.0%.

 -- Total assets grew 57.2% over the last twelve months to $1.1 billion.

 -- Total revenue increased 47.2% over the prior-year third quarter to $12.8 million.

 -- Acquisition of Jackson Bank & Trust with assets of $169.7 million was completed on August 31st

 -- The IPO, completed on August 9th, raised net proceeds of approximately $44.7 million.

 -- FSGI common stock commenced trading on the Nasdaq National market on August 10th.

Net income for the third quarter ended September 30, 2005 was $4.3 million, an increase of 402.7 percent from the $857 thousand reported for the third quarter ended September 30, 2004. Earnings for the current period include an extraordinary gain of $2.4 million after-tax ($3.5 million pre-tax) and non-recurring expenses totaling $342 thousand after-tax ($503 thousand pre-tax). The extraordinary gain resulted from the determination by First Security that an obligation associated with certain tax liabilities assumed in a prior acquisition had become remote. The pre-tax non-recurring expenses include $308 thousand related to impairment of long-lived assets, $157 thousand related to severance expenses and the balance due to miscellaneous accruals, including, but not limited to, expenses related to our acquisition of Jackson Bank & Trust. Excluding these items, net operating income for the current period was $2.3 million, an increase of 164.3 percent over the prior-year third quarter.

Diluted net income per share was $0.28 compared with $0.07 reported for the prior-year third quarter, an increase of 300.0 percent. Diluted net operating income (excluding extraordinary gains and non-recurring expenses) per share for the current period was $0.14, an increase of 100.0 percent over the prior-year third quarter. The current quarter's per share results reflect the impact of First Security's stock offering of 4.9 million shares in the third quarter, which increased average fully diluted shares outstanding by 2,745,000, or 21.3 percent, above third quarter of 2004.

For the first nine months of 2005, First Security reported net income of $7.3 million, an increase of 214.6 percent from the $2.3 million reported in the prior-year period. Earnings for the current nine-month period include the $2.4 million extraordinary gain and $213 thousand in non-recurring expenses (net of tax). Net operating income was $5.1 million, an increase of 121.1 percent over the prior-year nine-month period. Year-to-date, diluted net income per share was $0.53, an increase of 194.4 percent above the 2004 nine-month period. Diluted net operating income per share was $0.37, an increase of 105.6 percent above 2004. Per share results for the 2005 nine-month period also reflects the impact of First Security's stock offering, which increased 2005 average fully diluted shares outstanding by 983,000, or 7.6%, above 2004 average levels.

Rodger B. Holley, Chairman, President and CEO of First Security, commented, "We are pleased to report exceptional earnings growth this quarter, our first as a newly-public company. We began trading on the Nasdaq National Market in August, concurrent with our initial public offering of 4.9 million shares. Shortly thereafter, on August 31st, we completed the acquisition of Jackson Bank & Trust, headquartered in Gainesboro, Tennessee with $169.7 million in total assets. This acquisition forms the basis of our new Cookeville Region, an emerging growth area along the Interstate 40 corridor that runs between Nashville and Knoxville, Tennessee.

"Since our inception in 1999, we have grown to 35 full-service offices and four lease production offices. This quarter, we exceeded the $1 billion mark in asset size. Our strategy has remained consistent throughout this period. We continue to expand into markets where our brand of hometown relationship banking provides a meaningful alternative to the super-regional competition. We have targeted our growth initiatives toward communities along the interstate corridors of middle and eastern Tennessee and northern Georgia. We want to increase our share of these markets, but not at the expense of profitability or asset quality. Our year-over-year improvement in all of these categories reflects the ongoing success of this strategy."

Total revenue, comprised of net interest income and non-interest income, was $12.8 million for the third quarter of 2005, an increase of 47.2 percent over the $8.7 million reported for the third quarter of 2004. Net interest income increased 51.3 percent over the prior-year third quarter, reaching $10.7 million; year-over-year growth reflects the combination of a 36.8 percent increase in average earning assets and a 38 basis point improvement in the net interest margin to 5.11 percent. While the majority of this growth is attributable to acquisition initiatives completed over the past year, most notably the acquisition of Kenesaw Leasing and J&S Leasing during the fourth quarter of 2004 and the acquisition of Jackson Bank & Trust on August 31, 2005, Mr. Holley noted that organic growth has also been strong.

Non-interest income for the third quarter of 2005 was $2.1 million, a 29.4 percent increase over the 2004 third quarter. There were no one-time items in either quarter. The majority of the fee growth this quarter was derived from mortgage loan fees, point-of-sale fees and trust fees, and from one-month's inclusion of Jackson Bank & Trust's results.

Non-interest expense for the third quarter of 2005 was $9.2 million, an increase of 35.9 percent over the prior-year period. Excluding non-recurring expenses of $503 thousand in the current period, non-interest expense increased 28.4 percent to $8.7 million. The increase primarily reflects the acquisition of Kenesaw Leasing and J&S Leasing in October 2004, additional investment to support corporate growth and one month's inclusion of Jackson Bank & Trust's results. Salaries and benefits, up 33.1 percent excluding non-recurring items, represented the largest dollar increase, primarily from an increase of 79 FTE employees; 50 of these employees represent staff of the newly-acquired Jackson Bank & Trust and 17 of these employees represent staff of Kenesaw Leasing and J&S Leasing. Mr. Holley noted that First Security's operating efficiency ratio continues to improve despite these expansion initiatives; it was 67.7 percent for the third quarter of 2005 compared with 77.62 percent for the prior-year period.

Regarding asset quality, Mr. Holley commented, "We have invested heavily in developing a strong credit infrastructure that maintains corporate oversight and controls, but still provides our regions with sufficient flexibility to meet local business needs. As a result of our ongoing efforts to establish standard policies and procedures and to train our bankers in the FSGBank approach to lending, asset quality remains strong." Net charge-offs for the third quarter of 2005 were $600 thousand, or 0.36 percent of average loans on an annualized basis, compared with $544 thousand or 0.35 percent for the linked quarter and $809 thousand or 0.64 percent for the prior-year third quarter. Non-performing assets were $5.4 million or 0.51 percent of total assets at September 30, 2005, compared with $4.0 million or 0.48 percent at June 30, 2005, and $3.6 million or 0.53 percent twelve months ago. Loan loss reserves were 1.42 percent of total loans at September 30, 2005.

Total assets were $1.1 billion at September 30, 2005, an increase of $386.3 million, or 57.2 percent, from last year's third quarter-end. Loan growth was $228.1 million or 44.4 percent during the same 12-month period, of which Jackson Bank & Trust contributed approximately $106.1 million or 46.5 percent of this growth while Kenesaw Leasing and J&S Leasing added approximately $60.6 million or 26.6 percent, and organic growth within FSGBank's community banking franchise contributed $61.4 million, or 26.9%. Deposits grew $287.9 million, or 50.9 percent, to $854.1 million; Jackson Bank & Trust contributed approximately $140.4 million or 48.8 percent of total deposit growth. At September 30, 2005, core deposits (demand, savings, money market and retail time deposits) and brokered deposits were 72.8 percent and 10.8 percent, respectively, of total deposits. First Security primarily uses brokered deposits to match fund its leasing portfolio.

Shareholders' equity at September 30, 2005 was $138.0 million, a twelve-month increase of $53.3 million, or 62.9 percent. The majority of this reflects $44.7 million in proceeds from the issuance of 4.9 million shares during the 2005 third quarter. Total shares outstanding at quarter-end were 17,600,960. First Security's tangible leverage at quarter-end was 10.48 percent, virtually unchanged from the prior-year third quarter. Mr. Holley concluded, "We look forward to serving our shareholders with the same dedication that we provide to our customers."

Webcast and Conference Call Information

First Security's senior management team will host a conference call and simultaneous webcast on Tuesday, October 18, 2005 at 3:00 PM Eastern Time to discuss third quarter results. The web cast can be accessed live on the Company's website, www.fsgbank.com, on the Corporate Information/Investor Relations page. A replay will be available approximately two hours after the live conference call ends, and will be archived on the Company's website for one month.

About First Security Group, Inc:

First Security Group, Inc. is a bank holding company headquartered in Chattanooga, TN with $1.1 billion in assets. Founded in 1999, First Security's community bank subsidiary, FSGBank, N.A. has 35 full-service banking offices along the interstate corridors of middle and eastern Tennessee and northern Georgia. In Dalton, GA, FSGBank operates five full-service banking offices under the name of Dalton Whitfield Bank and two offices under the name Primer Banco Seguro (PBS); PBS serves the region's rapidly growing Latino population. FSGBank also operates under the name of Jackson Bank & Trust along the I-40 corridor. FSGBank provides retail and commercial banking services, trust and investment management, mortgage banking, asset-based lending, financial planning, Internet banking (www.FSGBank.com) and equipment leasing through its wholly-owned subsidiaries, Kenesaw Leasing, Inc. and J & S Leasing, Inc.

Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with generally accepted accounting principles in the United States of America ("GAAP"). First Security's management uses these "non-GAAP" measures in their analysis of First Security's performance. Non-GAAP measures typically adjust GAAP performance measures to exclude the effects of charges, expenses and gains related to the consummation of mergers and acquisitions, and costs related to the integration of merged entities. These non-GAAP measures may also exclude other significant gains, losses or expenses that are unusual in nature and not expected to recur. Since these items and their impact on First Security's performance are difficult to predict, management believes presentations of financial measures excluding the impact of these items provide useful supplemental information that is important for a proper understanding of the operating results of First Security's core business. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Forward-Looking Statements

This news release contains comments or information that constitute forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995) that are based on current expectations that involve a number of risks and uncertainties. Actual results may differ materially from the results expressed in forward-looking statements. Factors that might cause such a difference include changes in interest rates and interest rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking regulation; changes in tax laws; changes in prices, levies, and assessments; the impact of technological advances; governmental and regulatory policy changes; the outcomes of contingencies; trends in customer behavior as well as their ability to repay loans; changes in the national and local economy; and other factors, including risk factors, referred to from time to time in filings made by First Security with the Securities and Exchange Commission. First Security undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

The First Security Group, Inc. logo can be found at: http://www.primezone.com/newsroom/prs/?pkgid=1833

                 First Security Group, Inc. and Subsidiary
                       Consolidated Income Statement
                                  (Unaudited)

                              Three Months Ended  Nine Months Ended
                                  Sept. 30,           Sept. 30,
 (In thousands, except
  per share amounts)           2005      2004      2005      2004
 -----------------------------------------------------------------
 INTEREST INCOME
  Loans, including fees      $13,117   $ 8,225   $35,796   $23,696
  Debt securities
   -taxable                      914       572     2,509     1,650
  Debt securities
   -non-taxable                  302       236       796       621
   Other                         525        85       814       192
                             -----------------   -----------------
    Total interest
     income                   14,858     9,118    39,915    26,159
                             -----------------   -----------------
 INTEREST EXPENSE

  Interest bearing
   demand deposits               123        47       276       134
  Savings Deposits and
   Money Market Accounts         511       295     1,441       809
  Certificates of
   Deposit of $100
   thousand or more            1,081       629     2,716     1,820
  Certificates of
   Deposit of less than
   $100 thousand               1,471       975     3,659     2,992
  Brokered Certificates
   of Deposit                    862        19     2,146        68
  Other                          136       100       367       268
                             -----------------   -----------------
    Total Interest
     Expense                   4,184     2,065    10,605     6,091
                             -----------------   -----------------

 NET INTEREST INCOME          10,674     7,053    29,310    20,068
  Provision for loan
   losses                        693       675     2,679     2,025
                             -----------------   -----------------
 NET INTEREST INCOME
  AFTER PROVISION
  FOR LOAN LOSSES              9,981     6,378    26,631    18,043
                             -----------------   -----------------
 NONINTEREST INCOME
  Service charges on
   deposit accounts            1,113     1,055     2,979     2,866
  Gain on Sales of
   Available-for-Sale
   Securities, net                --        --        --        84
  Other                          992       572     3,026     1,655
                             -----------------   -----------------
    Total Noninterest
     Income                    2,105     1,627     6,005     4,605
                             -----------------   -----------------
 NONINTEREST EXPENSES

  Salaries and employee
   benefits                    5,100     3,715    14,262    10,608
  Expense on Premises
   and Fixed Assets,
   net of rental income        1,449     1,112     4,096     3,087
   Other                       2,605     1,910     6,974     5,600
                             -----------------   -----------------
    Total Noninterest
     Expenses                  9,154     6,737    25,332    19,295
                             -----------------   -----------------

 INCOME BEFORE INCOME
  TAX PROVISION                2,932     1,268     7,304     3,353
   Income Tax Provision        1,009       411     2,380     1,030
                             -----------------   -----------------
 NET INCOME BEFORE
  EXTRAORDINARY ITEM           1,923       857     4,924     2,323

  Extraordinary Gain on
   Business Combination,
   net of tax                  2,385        --     2,385        --
                             -----------------   -----------------
  NET INCOME                 $ 4,308   $   857   $ 7,309   $ 2,323
                             =================   =================

  NET INCOME PER SHARE:
   Net Income Per Share
    Before
    Extraordinary
    Item -- basic            $  0.13   $  0.07   $  0.36   $  0.18
   Extraordinary Item
    -- basic                 $  0.15   $    --   $  0.18   $    --
   Net Income Per Share
    -- basic                 $  0.28   $  0.07   $  0.54   $  0.18
   Net Income Per Share
    Before
    Extraordinary Item
    -- diluted               $  0.12   $  0.07   $  0.35   $  0.18
   Extraordinary Item
    -- diluted               $  0.16   $    --   $  0.18   $    --
   Net Income Per Share
    -- diluted               $  0.28   $  0.07   $  0.53   $  0.18

                   First Security Group, Inc.
                   Consolidated Balance Sheet

                         Sept. 30, 2005  Dec. 31, 2004 Sept. 30, 2004
                           (Unaudited)      Audited      (Unaudited)
 ---------------------------------------------------------------------
                                      (in thousands)
 ASSETS

 Cash and Due from
  banks                    $    23,743    $    15,935   $    22,156
 Federal Funds Sold and
  Securities Purchased
  under Agreements to
  Resell

                                48,800             --            --
                           -----------    -----------   -----------
 Cash and Cash
  equivalents                   72,543         15,935        22,156
                           -----------    -----------   -----------
 Interest-Bearing
  Deposits in Banks              9,090            605         2,760
                           -----------    -----------   -----------
 Securities Available
  For Sale                     148,132        110,023        90,435
                           -----------    -----------   -----------
 Loans Held for Sale             6,597          6,073         4,275

 Loans                         735,653        586,284       509,893
                           -----------    -----------   -----------
 Total Loans                   742,250        592,357       514,168

 Less: Allowance for
  Loan Losses                   10,519          8,312         5,448
                           -----------    -----------   -----------
                               731,731        584,045       508,720
                           -----------    -----------   -----------
 Premises and
  Equipment, Net                30,698         26,295        25,886
                           -----------    -----------   -----------
 Goodwill                       24,314         12,430        12,435
                           -----------    -----------   -----------
 Intangible Assets               5,712          2,844         2,884
                           -----------    -----------   -----------
 Other Assets                   39,779         14,514        10,397
                           -----------    -----------   -----------
 TOTAL ASSETS              $ 1,061,999    $   766,691   $   675,673
                           ===========    ===========   ===========

 LIABILITIES AND STOCKHOLDERS' EQUITY
 LIABILITIES

 Deposits

 Noninterest -- Bearing
  Demand                   $   160,844    $   109,325   $   116,097
 Interest -- Bearing
  Demand                        77,557         54,454        52,293
                           -----------    -----------   -----------
                               238,401        163,779       168,390
                           -----------    -----------   -----------
 Savings and Money
  Market Accounts              158,186        147,342       137,182

 Time Deposits:
 Certificates of
  Deposit of $100
  thousand or more             140,269        106,474       100,034
 Certificates of
  Deposit less than
  $100 thousand                224,892        157,886       159,505

 Brokered Certificates
  of Deposit                    92,328         65,045         1,062
                           -----------    -----------   -----------
                               457,489        329,405       260,601
                           -----------    -----------   -----------
 Total Deposits                854,076        640,526       566,173

 Federal Funds
  Purchased and
  Securities Sold
  under Agreements to
  Repurchase                    18,797         23,255        16,302
 Security Deposits               3,738          3,379            --
 Other Borrowings               13,153          4,150         4,152
 Other Liabilities              34,191          8,936         4,279
                           -----------    -----------   -----------
 Total Liabilities             923,955        680,246       590,906
                           -----------    -----------   -----------
 STOCKHOLDERS' EQUITY
 Common stock -- $.01
  par value --
  20,000,000 shares
  authorized;
  17,600,960 issued as
  of September 30, 2005;
  12,705,044 issued as
  of December 31, 2004;
  and issued as
  12,705,044 of
  September 30, 2004               122             88            88

 Paid-In Surplus               122,877         77,981        77,981
 Retained Earnings              15,570          8,262         6,318
 Accumulated Other
  Comprehensive Income            (525)           114           380
                           -----------    -----------   -----------
 Total Stockholders'
  Equity                       138,044         86,445        84,767
                           -----------    -----------   -----------
 TOTAL LIABILITIES AND
  STOCKHOLDERS' EQUITY     $ 1,061,999    $   766,691   $   675,673
                           ===========    ===========   ===========

                             First Security Group, Inc
                          Consolidated Financial Highlights
                                     (Unaudited)

                  (Amounts in thousands, except per share amounts
                         and full-time equivalent employees)
 ---------------------------------------------------------------------
                        3rd Quarter   2nd Quarter   1st Quarter
                           2005          2005          2005
                        ----------    ----------    ----------

Earnings:

 Net interest income    $   10,674    $    9,591    $    9,045
 Provision for loan
  losses                $      693    $      843    $    1,143
 Non-interest income    $    2,105    $    2,237    $    1,663
 Non-interest expense   $    9,154    $    8,212    $    7,966
 Net income, before
  extraordinary
  items                 $    1,923    $    1,895    $    1,106
 Extraordinary
  items, net of tax     $    2,385    $       --    $       --
 Net income             $    4,308    $    1,895    $    1,106

 Earnings -- Normalized

 Non-interest income,
  adjusted (b)          $    2,105    $    1,810    $    1,663
 Non-interest
  expense,
  adjusted (b)          $    8,651    $    7,974    $    7,966
 Net operating income,
  net of tax (b)        $    2,265    $    1,766    $    1,106

 Per Share Data:

 Net income before
  extraordinary
  items, basic          $     0.13    $     0.15    $     0.09
 Net income, basic      $     0.28    $     0.15    $     0.09
 Net income before
  extraordinary
  items, diluted        $     0.12    $     0.15    $     0.09
 Net income, diluted    $     0.28    $     0.15    $     0.09
 Book value             $     7.84    $     7.01    $     6.81
 Tangible book value    $     6.14    $     5.83    $     5.62

 Per Share Data
  -- Normalized:

 Net operating
  income, basic (b)      $     0.15    $     0.14    $     0.09
 Net operating
  income, diluted (b)    $     0.14    $     0.14    $     0.09

 Performance
  Ratios:

 Return on average
  assets (a)                   0.84%         0.93%         0.57%
 Return on average
  equity (a)                   6.76%         8.57%         5.13%
 Return on average
  tangible assets (a)          0.86%         0.95%         0.58%
 Return on average
  tangible equity (a)          8.20%        10.32%         6.22%
 Net interest margin,
  taxable equivalent           5.11%         5.22%         5.19%
 Efficiency ratio (a)         71.63%        69.43%        74.39%
 Non-interest income to
  net interest income
  and non-interest
  income (a)                  16.47%        18.91%        15.53%

 Performance Ratios --
  Normalized

 Operating return on
  average assets (b)           0.99%         0.87%         0.57%
 Operating return on
  average equity (b)           7.96%         7.99%         5.13%
 Operating return on
  average tangible
  assets (b)                   1.01%         0.89%         0.58%
 Operating return on
  average tangible
  equity (b)                   9.66%         9.62%         6.22%
 Operating
  efficiency ratio (b)        67.70%        69.94%        74.39%
 Non-interest
  income, adjusted, to
  net interest income
  and non-interest
  income,adjusted (b)         16.47%        15.88%        15.53%

 Capital &
  Liquidity:

 Average equity
  to average assets           12.44%        10.88%        11.05%
 Average tangible equity
  to average
  tangible assets             10.48%         9.20%         9.29%
 Average loans
  to average deposits         89.24%        89.49%        92.53%

 Asset Quality:

 Net charge-offs         $      600    $      544    $      589
 Net loans
  charged-off to
  average loans,
  annualized                   0.36%         0.35%         0.39%
 Non-accrual loans       $      852    $    1,226    $    1,794
 Other real estate
  owned                  $    1,394    $    1,813    $    1,547
 Loans 90 days past due  $    3,140    $      966    $      666
 Non-performing
  assets to total
  assets                       0.51%         0.48%         0.50%
 Allowance for
  loan losses to total
  loans                        1.42%         1.47%         1.44%
 Allowance for
  loan losses to
  non-performing assets      195.30%       228.84%       221.26%

 Period End Balances:

 Total loans             $  742,250    $  623,986    $  614,417
 Intangible
  assets                 $   30,026    $   14,933    $   15,093
 Total assets            $1,061,999    $  831,254    $  797,772
 Deposits                $  854,076    $  708,008    $  668,361
 Shareholder's equity    $  138,044    $   89,216    $   86,621
 Common stock
  market
  capitalization         $  171,610    $  117,790    $  117,716
 Full-time
  equivalent employees          361           319           326
 Common shares
  outstanding --
  basic, period end          17,601        12,734        12,726
 Common shares
  outstanding --
  diluted, period end        17,909        13,015        12,994

 Average Balances:

 Loans                   $  668,040    $  620,185    $  603,152
 Intangible assets       $   20,113    $   15,019    $   15,189
 Total earning
  assets                 $  821,480    $  737,664    $  719,123
 Total assets            $  915,065    $  813,172    $  780,715
 Deposits                $  748,603    $  693,037    $  651,865
 Shareholder's
  equity                 $  113,867    $   88,459    $   86,286
 Shares outstanding,
  basic                      15,353        12,733        12,722
 Shares outstanding,
  diluted                    15,661        13,014        12,992

                                                 Nine Months Ended
                                                --------------------
                        4th Quarter 3rd Quarter Sept.30,   Sept.30,
                            2004       2004       2005       2004
                         ---------- ---------- ---------- ----------

 Earnings:

  Net interest income    $    8,944 $    7,053 $   29,310 $   20,068
  Provision for loan
   losses                $    1,374 $      675 $    2,679 $    2,025
  Non-interest income    $    1,746 $    1,627 $    6,005 $    4,605
  Non-interest expense   $    7,822 $    6,737 $   25,332 $   19,295
  Net income, before
   extraordinary
   items                 $    1,159 $      857 $    4,924 $    2,323
  Extraordinary
   items, net of tax     $      785 $       -- $    2,385 $       --
  Net income             $    1,944 $      857 $    7,309 $    2,323

  Earnings -- Normalized

  Non-interest income,
   adjusted (b)          $    1,746 $    1,627 $    5,578 $    4,605
  Non-interest
   expense,
   adjusted (b)          $    7,822 $    6,737 $   24,591 $   19,295
  Net operating income,
   net of tax (b)        $    1,159 $      857 $    5,137 $    2,323

  Per Share Data:

  Net income before
   extraordinary
   items, basic          $     0.09 $     0.07 $     0.36 $     0.18
  Net income, basic      $     0.15 $     0.07 $     0.54 $     0.18
  Net income before
   extraordinary
   items, diluted        $     0.09 $     0.07 $     0.35 $     0.18
  Net income, diluted    $     0.15 $     0.07 $     0.53 $     0.18
  Book value             $     6.80 $     6.67 $     7.84 $     6.67
  Tangible book value    $     5.60 $     5.47 $     6.14 $     5.47

  Per Share Data
   -- Normalized:

  Net operating
   income, basic (b)     $     0.09 $     0.07 $     0.38 $     0.18
  Net operating
   income, diluted (b)   $     0.09 $     0.07 $     0.37 $     0.18

  Performance
   Ratios:

  Return on average
   assets (a)                  0.63%      0.51%      0.78%     0.47%
  Return on average
   equity (a)                  5.39%      4.08%      6.85%     3.76%
  Return on average
   tangible assets (a)         0.64%      0.52%      0.80%     0.48%
  Return on average
   tangible equity (a)         6.55%      4.97%      8.30%     4.63%
  Net interest margin,
   taxable equivalent          5.38%      4.73%      5.17%     4.62%
  Efficiency ratio (a)        73.17%     77.62%     71.73%    78.20%
  Non-interest income to
   net interest income
   and non-interest
   income (a)                 16.33%     18.74%     17.00%    18.66%

  Performance Ratios --
   Normalized

  Operating return on
   average assets (b)          0.63%      0.51%      0.82%     0.47%
  Operating return on
   average equity (b)          5.39%      4.08%      7.14%     3.76%
  Operating return on
   average tangible
   assets (b)                  0.64%      0.52%      0.84%     0.48%
  Operating return on
   average tangible
   equity (b)                  6.55%      4.97%      8.66%     4.63%
  Operating
   efficiency ratio (b)       73.17%     77.62%     70.49%    78.20%
  Non-interest
   income, adjusted, to
   net interest income
   and non-interest
   income,adjusted (b)        16.33%     18.74%     15.99%    18.66%

  Capital & Liquidity:

  Average equity
   to average assets          11.70%     12.55%     11.47%    12.55%
  Average tangible equity
   to average
   tangible assets             9.82%     10.54%      9.65%    10.45%
  Average loans
   to average deposits        95.21%     91.32%     90.33%    91.00%

  Asset Quality:

  Net charge-offs        $      521 $      809 $    1,733 $    2,404
  Net loans
   charged-off to
   average loans,
   annualized                  0.37%      0.64%      0.37%     0.64%
  Non-accrual loans      $      985 $      888 $      852 $      888
  Other real estate
   owned                 $    2,338 $    1,634 $    1,394 $    1,634
  Loans 90 days past due $    1,230 $    1,080 $    3,140 $    1,080
  Non-performing
   assets to total
   assets                      0.59%      0.53%      0.51%     0.53%
  Allowance for
   loan losses to total
   loans                       1.40%      1.06%      1.42%     1.06%
  Allowance for
   loan losses to
   non-performing assets     182.56%    151.25%    195.30%   151.25%

  Period End Balances:

  Total loans            $  592,357 $  514,168 $  742,250 $  514,168
  Intangible
   assets                $   15,274 $   15,319 $   30,026 $   15,319
  Total assets           $  766,691 $  675,673 $1,061,999 $  675,673
  Deposits               $  640,526 $  566,173 $  854,076 $  566,173
  Shareholder's equity   $   86,445 $   84,767 $  138,044 $   84,767
   Common stock
   market
   capitalization        $  105,833 $  105,841 $  171,610 $  105,841
  Full-time
   equivalent employees         308        282 $      361 $      282
  Common shares
   outstanding --
   basic, period end         12,705     12,706     17,601     12,706
  Common shares
   outstanding --
   diluted, period end       12,915     12,915     17,909     12,915

  Average Balances:

  Loans                  $  564,274 $  509,203 $  630,697 $  499,038
  Intangible assets      $   15,271 $   15,061 $   16,792 $   15,399
  Total earning
   assets                $  668,086 $  600,664 $  758,140 $  589,666
  Total assets           $  736,052 $  669,243 $  836,416 $  656,047
  Deposits               $  592,692 $  557,623 $  698,203 $  548,371
  Shareholder's
   equity                $   86,083 $   83,987 $   95,902 $   82,317
  Shares outstanding,
   basic                     12,705     12,706     13,612     12,704
  Shares outstanding,
   diluted                   12,915     12,916     13,899     12,916

 (a) These ratios are calculated using net income, before extraordinary items.

 (b) These amounts and ratios are calculated using net operating income
     (net of tax) which excludes extraordinary items as defined by GAAP and certain non-recurring items.  Since these items and their impact on First Security's performance are difficult to predict, management believes presentation of financial measures excluding the impact of these items provide useful supplemental information that is important for a proper understanding of the operating results of
     First Security's core business.  Refer to the following non-GAAP reconciliation table for a detail of the non-recurring items.

                                     First Security Group Inc.
                                  Non GAAP Reconciliation Table
                                      (Ammounts in thousands)
                               ---------------------------------------
                               3rd Quarter   2nd Quarter   1st Quarter
                                  2005          2005           2005
                                ---------     ---------     ---------

 Return on average assets            0.84%         0.93%         0.57%
 Effect of intangible assets         0.02%         0.02%         0.01%
                                ---------     ---------     ---------
 Return on average tangible
  assets                             0.86%         0.95%         0.58%
                                =========     =========     =========

 Return of average equity            6.76%         8.57%         5.13%
 Effect of intangible assets         1.44%         1.75%         1.09%
                                ---------     ---------     ---------
 Return on average tangible
  equity                             8.20%        10.32%         6.22%
                                =========     =========     =========

 Return on average assets            0.84%         0.93%         0.57%
 Effect of non-recurring
  items                              0.15%        (0.06)%          --
 Operating return on average
  assets                             0.99%         0.87%         0.57%
 Effect of average intangible
  assets                             0.02%         0.02%         0.01%
                                ---------     ---------     ---------
 Operating return on average
  tangible assets                    1.01%         0.89%         0.58%
                                =========     =========     =========

 Return on average equity            6.76%         8.57%         5.13%
 Effect of non-recurring
  items                              1.20%        (0.58)%          --
 Operating return on average
  equity                             7.96%         7.99%         5.13%
 Effect on average intangible
  assets                             1.70%         1.63%         1.09%
                                ---------     ---------     ---------
 Operating return on average
  tangible equity                    9.66%         9.62%         6.22%
                                =========     =========     =========

 Average equity to average
  assets                            12.44%        10.88%        11.05%
 Effect of average intangible
  assets                             1.96%         1.68%         1.76%
                                ---------     ---------     ---------
Average tangible equity to
  average tangible assets           10.48%         9.20%         9.29%
                                =========     =========     =========

 Non-interest expense           $   9,154     $   8,212     $   7,966
 Severance                            157            --            --
 Impairment of long-lived
  assets                              308            --            --
 Jackson Bank & Trust
  integration costs and other          38            --            --
 Reinsurance underwriting
  expense                              --           238            --
                                ---------     ---------     ---------
 Non-interest expense,
  adjusted                      $   8,651     $   7,974     $   7,966
                                =========     =========     =========

 Non-interest income            $   2,105     $   2,237     $   1,663
 Recovery on previously
  disposed repossessed asset           --           173            --
 Reinsurance underwriting
  revenue                              --           254            --
                                ---------     ---------     ---------
 Non-interest income,
  adjusted                      $   2,105     $   1,810     $   1,663
                                =========     =========     =========

 Net income                     $   4,308     $   1,895     $   1,106
 Extraordinary gain, net of
  tax                               2,385            --            --
 Non-recurring income
  (expenses), net of tax             (342)          129            --
                                ---------     ---------     ---------
 Net operating income, net of
  tax                           $   2,265     $   1,766     $   1,106
                                =========     =========     =========

 Per Common Share:
 Book value                     $    7.84     $    7.01     $    6.81
 Effect of intangible assets         1.70          1.18          1.19
                                ---------     ---------     ---------
 Tangible book value            $    6.14     $    5.83     $    5.62
                                =========     =========     =========

 Net income, basic              $    0.28     $    0.15     $    0.09
 Effect of extraordinary and
  non-recurring items, net of
  tax                                0.13          0.01            --
                                ---------     ---------     ---------
 Net operating income, basic    $    0.15     $    0.14     $    0.09
                                =========     =========     =========

 Net income, diluted            $    0.28     $    0.15     $    0.09
 Effect of extraordinary and
  non-recurring items, net
  of tax                             0.14          0.01            --
                                ---------     ---------     ---------
 Net operating income,
  diluted                       $    0.14     $    0.14     $    0.09
                                =========     =========     =========

                                                   Nine Months Ended
                           4th Quarter 3rd Quarter Sept.30,  Sept.30,
                               2004       2004      2005       2004
                             --------  ---------  --------  ---------

 Return on average assets        0.63%      0.51%     0.78%      0.47%
 Effect of intangible assets     0.01%      0.01%     0.02%      0.01%
                             --------  ---------  --------  ---------
 Return on average tangible
  assets                         0.64%      0.52%     0.80%      0.48%
                             ========  =========  ========  =========

 Return of average equity        5.39%      4.08%     6.85%      3.76%
 Effect of intangible assets     1.16%      0.89%     1.45%      0.87%
                             --------  ---------  --------  ---------
 Return on average tangible
  equity                         6.55%      4.97%     8.30%      4.63%
                             ========  =========  ========  =========

 Return on average assets        0.63%      0.51%     0.78%      0.47%
 Effect of non-recurring
  items                            --         --      0.04%        --
 Operating return on average
  assets                         0.63%      0.51%     0.82%      0.47%
 Effect of average intangible
  assets                         0.01%      0.01%     0.02%      0.01%
                             --------  ---------  --------  ---------
 Operating return on average
  tangible assets                0.64%      0.52%     0.84%      0.48%
                             ========  =========  ========  =========

 Return on average equity        5.39%      4.08%     6.85%      3.76%
 Effect of non-recurring
  items                            --         --      0.29%        --
 Operating return on average
  equity                         5.39%      4.08%     7.14%      3.76%
 Effect on average intangible
  assets                         1.16%      0.89%     1.52%      0.87%
                             --------  ---------  --------  ---------
 Operating return on average
  tangible equity                6.55%      4.97%     8.66%      4.63%
                             ========  =========  ========  =========

 Average equity to average
  assets                        11.70%     12.55%    11.47%     12.55%
 Effect of average intangible
  assets                         1.88%      2.01%     1.82%      2.10%
                             --------  ---------  --------  ---------
 Average tangible equity to
  average tangible assets        9.82%     10.54%     9.65%     10.45%
                             ========  =========  ========  =========

 Non-interest expense        $  7,822  $   6,737  $ 25,332  $  19,295
 Severance                         --         --       157         --
 Impairment of long-lived
  assets                           --         --       308         --
 Jackson Bank & Trust
  integration costs and other      --         --        38         --
 Reinsurance underwriting
  expense                          --         --       238         --
                             --------  ---------  --------  --------
 Non-interest expense,
  adjusted                   $  7,822  $   6,737  $ 24,591  $ 19,295
                             ========  =========  ========  ========

 Non-interest income         $  1,746  $   1,627  $  6,005  $  4,605
 Recovery on previously
  disposed repossessed asset       --         --       173        --
 Reinsurance underwriting
  revenue                          --         --       254        --
                             --------  ---------  --------  --------
 Non-interest income,
  adjusted                   $  1,746  $   1,627  $  5,578  $  4,605
                             ========  =========  ========  ========

 Net income                  $  1,944  $     857  $  7,309  $  2,323
 Extraordinary gain, net of
  tax                             785         --     2,385        --
 Non-recurring income
  (expenses), net of tax           --         --      (213)       --
                             --------  ---------  --------  --------
 Net operating income, net of
  tax                        $  1,159  $     857  $  5,137  $  2,323
                             ========  =========  ========  ========

 Per Common Share:
 Book value                  $   6.80  $    6.67  $   7.84  $   6.67
 Effect of intangible assets     1.20       1.20      1.70  $   1.20
                             --------  ---------  --------  --------
 Tangible book value         $   5.60  $    5.47  $   6.14  $   5.47
                             ========  =========  ========  ========

 Net income, basic           $   0.15  $    0.07  $   0.54  $   0.18
 Effect of extraordinary and
  non-recurring items, net of
  tax                            0.06         --  $   0.16        --
                             --------  ---------  --------  --------
 Net operating income, basic $   0.09  $    0.07  $   0.38  $   0.18
                             ========  =========  ========  ========

 Net income, diluted         $   0.15  $    0.07  $   0.53  $   0.18
 Effect of extraordinary and
  non-recurring items, net
  of tax                         0.06         --  $   0.16        --
                             --------  ---------  --------  --------
 Net operating income,
  diluted                    $   0.09  $    0.07  $   0.37  $   0.18
                             ========  =========  ========  ========

CONTACT:  First Security Group, Inc.
          Rodger B. Holley, Chairman and CEO
          Tel: (423) 308-2080
          Email: rholley@fsgbank.com

          William L. (Chip) Lusk, Jr., CFO and EVP
          Tel: (423) 308-2070
          Email: clusk@fsgbank.com